UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 21, 2010
Continucare Corporation
(Exact Name of Registrant as Specified in Charter)
Florida
(State or Other Jurisdiction of Incorporation)

1-12115	59-2716023

(Commission File Number)	(IRS Employer Identification No.)

7200 Corporate Center Drive, Suite 600
Miami, Florida	33126

(Address of Principal Executive Offices)	(Zip Code)
(305) 500-2000
(Registrant’s telephone number, Including Area Code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 21, 2010, the Board of Directors of Continucare Corporation (the “Company”) approved the listing of the Company’s common stock on the New York Stock Exchange (NYSE). Subject to the Company’s continued compliance with the NYSE’s initial listing standards, the Company expects to begin trading on the NYSE on or about November 1, 2010 under its current stock symbol “CNU.”
     The Company has notified the NYSE Amex that it will voluntarily delist its common stock from the NYSE Amex. The Company expects the last day of trading of its common stock on the NYSE Amex to be on or about October 29, 2010. Until the Company’s common stock begins trading on the NYSE, the Company’s common stock will remain trading on the NYSE Amex under the stock symbol “CNU.”
     A copy of the press release announcing the Board of Directors’ approval is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press Release, dated October 25, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINUCARE CORPORATION
/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary

Dated: October 25, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 25, 2010.

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